EXHIBIT 23.2

                          Consent of Deloitte & Touche


C/M:  11752.0000 437147.3

                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of Chartwell Leisure Inc. (formerly National Loding Corp.) on Form S-8 of our report dated October 30, 1996 appearing in the report on Form 8-KA of Chartwell Leisure Inc. on the financial statements of Capital Properties Limited Partnership for the year ended September 30, 1996 and 1995 and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.



DELOITTE & TOUCHE

Chartered Accountants

Calgary, Alberta, Canada
June 27, 1997